American Homes 4 Rent

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Second Quarter 2019 Financial and Operating Results
AGOURA HILLS, Calif., July 29, 2019—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended June 30, 2019.
Highlights

•	Total revenues increased 6.6% to $281.9 million for the second quarter of 2019 from $264.5 million for the second quarter of 2018.

•
Net income attributable to common shareholders totaled $22.5 million, or $0.08 per diluted share, for the second quarter of 2019, compared to a net loss attributable to common shareholders of $15.2 million, or a $0.05 loss per diluted share, for the second quarter of 2018.

•
Core Funds from Operations (“Core FFO”) attributable to common share and unit holders for the second quarter of 2019 was $98.2 million, or $0.28 per FFO share and unit, compared to $91.9 million, or $0.26 per FFO share and unit, for the same period in 2018, which represents a 6.5% increase on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the second quarter of 2019 was $86.8 million, or $0.25 per FFO share and unit, compared to $82.0 million, or $0.23 per FFO share and unit, for the second quarter of 2018.

•
Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 3.6% year-over year for the second quarter of 2019. Core NOI after capital expenditures from Same-Home properties increased by 2.6% year-over-year for the second quarter of 2019.

•
Same-Home portfolio Average Occupied Days Percentage increased to 95.7% for the second quarter of 2019, compared to 95.3% for the second quarter of 2018, while achieving a 3.7% growth in Average Monthly Realized Rent per property for the same comparable periods.

“American Homes 4 Rent had a strong second quarter with continued operational excellence driving a 7% year-over-year increase in Core FFO per share,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “Our best-in-class platform and team once again demonstrated their ability to capture the strength of the spring leasing season, driving a 4.4% year-over-year growth in second quarter Same-Home core revenues. Further, we continue to enhance the quality of our portfolio as we strategically recycle capital from asset sales into the expansion of our industry leading built-for-rental program, which we believe has the long-term potential to revolutionize the single-family rental sector. With our flexible and conservative balance sheet that supports our growth strategy, we are confident in our ability to continue delivering consistent operating results and long term value creation for our shareholders.”
Second Quarter 2019 Financial Results

On January 1, 2019, the Company adopted the new lease accounting standard, ASU No. 2016-02, which prospectively results in a larger portion of internal leasing costs being expensed that were previously capitalized. For purposes of comparability, applicable prior period non-GAAP financial metrics have been conformed to reflect the new lease accounting standard. Refer to Defined Terms and Non-GAAP Reconciliations for further information.
Net income attributable to common shareholders totaled $22.5 million, or $0.08 per diluted share, for the second quarter of 2019, compared to a net loss attributable to common shareholders of $15.2 million, or a $0.05 loss per diluted share, for the second quarter of 2018. This improvement was primarily attributable to higher revenues resulting from a larger number of occupied properties and higher rental rates, an increase in gain on sale of single-family properties and other, net and a noncash charge related to the redemption of the Series C participating preferred shares through a conversion into Class A common shares during the second quarter of 2018.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent

Earnings Press Release (continued)

Total revenues increased 6.6% to $281.9 million for the second quarter of 2019 from $264.5 million for the second quarter of 2018. Revenue growth was primarily driven by continued strong leasing activity, as our average occupied portfolio grew to 48,989 homes for the quarter ended June 30, 2019, compared to 47,427 homes for the quarter ended June 30, 2018, as well as higher rental rates.
Core NOI on our total portfolio increased 6.9% to $154.0 million for the second quarter of 2019, compared to $144.1 million for the second quarter of 2018. This increase was primarily due to growth in rental income resulting from a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense.
Core revenues from Same-Home properties increased 4.4% to $190.1 million for the second quarter of 2019, compared to $182.1 million for the second quarter of 2018. This growth was primarily driven by a 3.7% increase in Average Monthly Realized Rent per property and an increase in Average Occupied Days Percentage to 95.7% from 95.3%. Core property operating expenses from Same-Home properties increased 5.8% from $65.7 million for the second quarter of 2018 to $69.5 million for the second quarter of 2019, with the largest driver being attributable to an outsized increase in property tax expense. As a result, Core NOI from Same-Home properties increased 3.6% to $120.6 million for the second quarter of 2019, compared to $116.4 million for the second quarter of 2018. After capital expenditures, Core NOI from Same-Home properties increased 2.6% to $112.2 million for the second quarter of 2019, compared to $109.4 million for the second quarter of 2018. For the second quarter of 2019, capital expenditures reflected above average increases from the planned expansion of our strategic preventative maintenance program and storm damages in certain markets related to windstorms and unusually high rainfall towards the end of the quarter.
Core Funds from Operations attributable to common share and unit holders (“Core FFO attributable to common share and unit holders”) was $98.2 million, or $0.28 per FFO share and unit, for the second quarter of 2019, compared to $91.9 million, or $0.26 per FFO share and unit, for the second quarter of 2018. Adjusted Funds from Operations attributable to common share and unit holders (“Adjusted FFO attributable to common share and unit holders”) for the second quarter of 2019 was $86.8 million, or $0.25 per FFO share and unit, compared to $82.0 million, or $0.23 per FFO share and unit, for the second quarter of 2018. This improvement was primarily attributable to increases in rental revenue driven by a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense.
Year-to-Date 2019 Financial Results

On January 1, 2019, the Company adopted the new lease accounting standard, ASU No. 2016-02, which prospectively results in a larger portion of internal leasing costs being expensed that were previously capitalized. For purposes of comparability, applicable prior period non-GAAP financial metrics have been conformed to reflect the new lease accounting standard. Refer to Defined Terms and Non-GAAP Reconciliations for further information.
Net income attributable to common shareholders was $38.8 million, or $0.13 per diluted share, for the six-month period ended June 30, 2019, compared to a net loss attributable to common shareholders of $9.3 million, or a $0.03 loss per diluted share, for the six-month period ended June 30, 2018. This improvement was primarily attributable to higher revenues resulting from a larger number of occupied properties and higher rental rates, an increase in gain on sale of single-family properties and other, net, and a noncash charge related to the redemption of the Series C participating preferred shares through a conversion into Class A common shares during the second quarter of 2018.
Total revenues increased 7.4% to $561.1 million for the six-month period ended June 30, 2019, from $522.5 million for the six-month period ended June 30, 2018. Revenue growth was primarily driven by continued strong leasing activity, as our average occupied portfolio grew to 48,600 homes as of June 30, 2019, compared to 47,156 homes as of June 30, 2018.
Core NOI on our total portfolio increased 9.0% to $304.6 million for the six-month period ended June 30, 2019, compared to $279.6 million for the six-month period ended June 30, 2018. This increase was primarily due to growth in rental income resulting

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent

Earnings Press Release (continued)

from a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense, higher HOA fees, net and higher property management expenses, net.
Core revenues from Same-Home properties increased 4.3% to $377.2 million for the six-month period ended June 30, 2019, compared to $361.7 million for the six-month period ended June 30, 2018. This growth was primarily driven by a 3.5% increase in Average Monthly Realized Rent per property and an increase in Average Occupied Days Percentage to 95.6% from 95.1%. Core property operating expenses from Same-Home properties increased 4.0% from $130.7 million for the six-month period ended June 30, 2018 to $135.9 million for the six-month period ended June 30, 2019, which was primarily attributable to higher property tax expense and higher HOA fees, net. As a result, Core NOI from Same-Home properties increased 4.5% to $241.3 million for the six-month period ended June 30, 2019, compared to $231.0 million for the six-month period ended June 30, 2018. After capital expenditures, Core NOI from Same-Home properties increased 3.9% to $226.6 million for the six-month period ended June 30, 2019, compared to $218.1 million for the six-month period ended June 30, 2018. For the six-month period ended June 30, 2019, capital expenditures reflected above average increases from the planned expansion of our strategic preventative maintenance program.
Core FFO attributable to common share and unit holders was $194.0 million, or $0.55 per FFO share and unit, for the six-month period ended June 30, 2019, compared to $175.1 million, or $0.50 per FFO share and unit, for the six-month period ended June 30, 2018. Adjusted FFO attributable to common share and unit holders for the six-month period ended June 30, 2019 was $173.6 million, or $0.49 per FFO share and unit, compared to $156.8 million, or $0.45 per FFO share and unit, for the six-month period ended June 30, 2018. This improvement was primarily attributable to increases in rental revenue driven by a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense, higher HOA fees, net and higher property management expenses, net.
Portfolio
As of June 30, 2019, the Company had an occupancy percentage of 96.4%, compared to 95.6% as of March 31, 2019. The occupancy percentage on Same-Home properties was 96.3% as of June 30, 2019, compared to 96.8% as of March 31, 2019.
Investments
As of June 30, 2019, the Company’s total portfolio consisted of 52,634 homes, including 1,664 properties held for sale, compared to 52,923 homes as of March 31, 2019, including 1,793 properties held for sale, a decrease of 289 homes, which included 433 homes sold, offset by 8 properties acquired through traditional acquisition channels and 136 newly constructed properties delivered through our AMH Development and National Builder Programs.
Capital Activities and Balance Sheet
During the second quarter of 2019, the Company paid off the term loan facility for the remaining $100.0 million.
As of June 30, 2019, the Company had cash and cash equivalents of $119.2 million and had total outstanding debt of $2.9 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.4% and a weighted-average term to maturity of 13.6 years. The Company had no outstanding borrowings on its $800.0 million revolving credit facility at the end of the quarter.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent

Earnings Press Release (continued)

2019 Guidance
Guidance Summary

No changes have been made to previous Full Year 2019 guidance ranges.

Full Year 2019
Core FFO attributable to common share and unit holders	$1.06 - $1.14

Same-Home
Core revenues growth	3.2% - 4.2%
Core property operating expenses growth	3.5% - 4.5%
Core NOI growth	3.0% - 4.0%
Core NOI After Capital Expenditures growth	2.6% - 3.6%
Reconciliation of Core FFO attributable to common share and unit holders from 2018 to 2019 Guidance Midpoint

Per FFO Share and Unit
2018 Core FFO attributable to common share and unit holders, as previously reported	$1.06
Internal leasing costs (1)	(0.02)
2018 Core FFO attributable to common share and unit holders, as conformed for internal leasing costs	$1.04

Same-Home Core NOI growth	0.05
Non-Same-Home Core NOI growth (2)	0.05
General and administrative expense growth	(0.01)
Interest expense and preferred dividends increase	(0.02)
Share count increase	(0.01)

2019 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.10

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

(2)
Reflects NOI from Non-Same-Home properties including contribution from 2018 and projected 2019 net acquisitions and dispositions. For 2019, we expect to add between $300.0 million and $500.0 million of properties to our portfolio, the timing of which is expected to be more heavily weighted towards the second half of the year.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s Second Quarter 2019 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent

Earnings Press Release (continued)

Conference Call
A conference call is scheduled on Tuesday, July 30, 2019, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2019, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Tuesday, August 13, 2019 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13691742#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of June 30, 2019, we owned 52,634 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2019 Guidance and our belief that there will be continued strong demand for single-family rentals and our ability to continue to expand our built-for-rental program and deliver consistent operating results. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2019	2018	2019	2018
Operating Data (1)
Net income (loss) attributable to common shareholders	$22,518	$(15,151)	$38,801	$(9,337)
Core revenues	$244,611	$228,349	$482,353	$447,205
Core NOI	$154,019	$144,073	$304,613	$279,550
Core NOI margin	63.0%	63.1%	63.2%	62.5%
Platform Efficiency Percentage	12.6%	12.8%	12.4%	13.0%
Adjusted EBITDAre after Capex and Leasing Costs	$135,104	$126,602	$269,607	$246,140
Adjusted EBITDAre after Capex and Leasing Costs Margin	54.6%	55.1%	55.3%	54.7%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.27	$0.16	$0.54	$0.40
Core FFO attributable to common share and unit holders	$0.28	$0.26	$0.55	$0.50
Adjusted FFO attributable to common share and unit holders	$0.25	$0.23	$0.49	$0.45

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$7,977,518	$8,040,577	$8,020,597	$7,959,006	$7,899,909
Total assets	$9,142,623	$9,191,038	$9,001,481	$8,971,426	$8,830,448
Outstanding borrowings under credit facilities, net	$—	$99,286	$349,232	$99,176	$99,120
Total Debt	$2,881,774	$2,986,953	$2,842,510	$2,712,688	$2,717,867
Total Market Capitalization	$12,339,414	$11,869,149	$10,712,794	$11,299,123	$11,279,968
Total Debt to Total Market Capitalization	23.3%	25.2%	26.5%	24.0%	24.1%
Net Debt to Adjusted EBITDAre	4.7 x	4.9 x	5.0 x	4.7 x	5.0 x
NYSE AMH Class A common share closing price	$24.31	$22.72	$19.85	$21.89	$22.18

Portfolio Data - end of period
Occupied single-family properties	49,111	48,867	47,823	47,551	47,758
Single-family properties recently acquired	67	366	777	540	372
Single-family properties in turnover process	1,408	1,441	1,855	1,882	1,448
Single-family properties leased, not yet occupied	384	456	383	225	262
Total single-family properties, excluding properties held for sale	50,970	51,130	50,838	50,198	49,840
Single-family properties held for sale (2)	1,664	1,793	1,945	2,266	2,209
Total single-family properties	52,634	52,923	52,783	52,464	52,049
Total occupancy percentage (3)	96.4%	95.6%	94.1%	94.7%	95.8%
Total Average Occupied Days Percentage	95.4%	94.0%	94.0%	94.3%	94.8%
Same-Home occupied percentage (40,618 properties)	96.3%	96.8%	95.8%	95.8%	96.5%
Same-Home Average Occupied Days Percentage (40,618 properties)	95.7%	95.5%	94.7%	95.2%	95.3%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share (4)	$0.39	$0.39	$0.44	$—	$—

(1)	For the 2018 period, certain metrics include conforming adjustments under the new lease accounting standard adopted by the Company on January 1, 2019 as if it were adopted on January 1, 2018.

(2)	Periods ending September 30, 2018 and June 30, 2018 include 401 and 371 properties, respectively, that were identified for future sale as part of the Company’s disposition program.

(3)	Occupancy percentage is calculated based on total single-family properties, excluding properties held for sale.

(4)	Series H perpetual preferred shares offering close date and initial dividend start date was September 19, 2018, with an initial dividend declared in the fourth quarter of 2018.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2019	2018	2019	2018
Revenues:
Rents and other single-family property revenues	$279,914	$262,882	$557,608	$519,545
Other	1,946	1,601	3,456	2,942
Total revenues	281,860	264,483	561,064	522,487

Expenses:
Property operating expenses	104,591	98,843	211,275	199,830
Property management expenses	21,650	18,616	42,359	37,603
General and administrative expense	10,486	9,677	19,921	18,908
Interest expense	32,571	31,978	64,486	61,279
Acquisition fees and costs expensed	970	1,321	1,804	2,632
Depreciation and amortization	82,840	78,319	164,001	157,622
Other	1,514	1,624	2,538	2,451
Total expenses	254,622	240,378	506,384	480,325

Gain on sale of single-family properties and other, net	13,725	3,240	19,374	5,496
Loss on early extinguishment of debt	(659)	(1,447)	(659)	(1,447)
Remeasurement of participating preferred shares	—	—	—	1,212

Net income	40,304	25,898	73,395	47,423

Noncontrolling interest	4,004	(3,150)	7,030	(2,036)
Dividends on preferred shares	13,782	11,984	27,564	26,581
Redemption of participating preferred shares	—	32,215	—	32,215

Net income (loss) attributable to common shareholders	$22,518	$(15,151)	$38,801	$(9,337)

Weighted-average shares outstanding:
Basic	299,466,526	295,462,572	298,157,413	290,848,633
Diluted	299,991,084	295,462,572	298,676,788	290,848,633

Net income (loss) attributable to common shareholders per share:
Basic	$0.08	$(0.05)	$0.13	$(0.03)
Diluted	$0.08	$(0.05)	$0.13	$(0.03)

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2019	2018	2019	2018
Net income (loss) attributable to common shareholders	$22,518	$(15,151)	$38,801	$(9,337)
Adjustments:
Noncontrolling interests in the Operating Partnership	4,004	(2,902)	7,030	(1,777)
Net (gain) on sale / impairment of single-family properties and other	(12,796)	(1,704)	(17,941)	(3,260)
Adjustments for unconsolidated joint ventures	747	—	1,301	—
Depreciation and amortization	82,840	78,319	164,001	157,622
Less: depreciation and amortization of non-real estate assets	(1,971)	(1,787)	(3,911)	(3,617)
FFO attributable to common share and unit holders	$95,342	$56,775	$189,281	$139,631
Adjustments:
Internal leasing costs (1)	—	(1,773)	—	(3,362)
Acquisition fees and costs expensed	970	1,321	1,804	2,632
Noncash share-based compensation - general and administrative	923	520	1,582	1,118
Noncash share-based compensation - property management	346	423	639	800
Noncash interest expense related to acquired debt	—	937	—	1,837
Loss on early extinguishment of debt	659	1,447	659	1,447
Remeasurement of participating preferred shares	—	—	—	(1,212)
Redemption of participating preferred shares	—	32,215	—	32,215
Core FFO attributable to common share and unit holders	$98,240	$91,865	$193,965	$175,106
Recurring capital expenditures (2)	(10,330)	(8,489)	(18,190)	(15,875)
Leasing costs	(1,130)	(3,111)	(2,129)	(5,834)
Internal leasing costs (1)	—	1,773	—	3,362
Adjusted FFO attributable to common share and unit holders	$86,780	$82,038	$173,646	$156,759

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.27	$0.16	$0.54	$0.40
Core FFO attributable to common share and unit holders	$0.28	$0.26	$0.55	$0.50
Adjusted FFO attributable to common share and unit holders	$0.25	$0.23	$0.49	$0.45

Weighted-average FFO shares and units:
Common shares outstanding	299,466,526	295,462,572	298,157,413	290,848,633
Share-based compensation plan (3)	619,398	587,270	647,895	584,330
Operating partnership units	52,897,228	55,350,153	54,025,758	55,350,153
Total weighted-average FFO shares and units	352,983,152	351,399,995	352,831,066	346,783,116

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

(2)
As a portion of our homes are recently developed, acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

(3)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting / exercise of restricted stock units and stock options.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2019	2018	2019	2018
Rents from single-family properties	$242,858	$227,211	$479,355	$445,234
Fees from single-family properties	3,493	2,754	6,506	5,587
Bad debt expense	(1,740)	(1,616)	(3,508)	(3,616)
Core revenues	244,611	228,349	482,353	447,205

Property tax expense	43,473	40,011	85,844	79,101
HOA fees, net (1)	5,371	4,845	11,338	9,322
R&M and turnover costs, net (1)	19,402	18,713	36,965	37,452
Insurance	2,272	1,946	4,465	3,993
Property management expenses, net (2)	20,074	18,761	39,128	37,787
Core property operating expenses	90,592	84,276	177,740	167,655

Core NOI	$154,019	$144,073	$304,613	$279,550
Core NOI margin	63.0%	63.1%	63.2%	62.5%

	For the Three Months Ended Jun 30, 2019
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale Properties	Total Single-Family Properties
Property count	40,618	6,478	3,874	1,664	52,634
Average Occupied Days Percentage	95.7%	96.6%	89.6%	71.9%	94.6%

Rents from single-family properties	$188,881	$31,388	$16,050	$6,539	$242,858
Fees from single-family properties	2,597	442	399	55	3,493
Bad debt expense	(1,381)	(184)	(112)	(63)	(1,740)
Core revenues	190,097	31,646	16,337	6,531	244,611

Property tax expense	33,136	5,077	3,194	2,066	43,473
HOA fees, net (1)	4,011	746	419	195	5,371
R&M and turnover costs, net (1)	15,208	1,805	1,342	1,047	19,402
Insurance	1,712	312	155	93	2,272
Property management expenses, net (2)	15,462	2,466	1,421	725	20,074
Core property operating expenses	69,529	10,406	6,531	4,126	90,592

Core NOI	$120,568	$21,240	$9,806	$2,405	$154,019
Core NOI margin	63.4%	67.1%	60.0%	36.8%	63.0%

(1)	Presented net of tenant charge-backs.

(2)
Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees. Property management expenses, net for the 2018 period also includes an adjustment for the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

(3)
Includes 581 newly acquired properties that do not meet the definition of Stabilized Property at the start of the quarter, 2,635 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) and 658 properties that were recently substituted out of our securitization collateral pools, which are currently being evaluated for potential sale, as well as properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Quarterly Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Jun 30,			For the Six Months Ended Jun 30,
	2019	2018	Change	2019	2018	Change
Number of Same-Home properties	40,618	40,618		40,618	40,618
Occupancy percentage as of period end	96.3%	96.5%	(0.2)%	96.3%	96.5%	(0.2)%
Average Occupied Days Percentage	95.7%	95.3%	0.4%	95.6%	95.1%	0.5%
Average Monthly Realized Rent per property	$1,620	$1,562	3.7%	$1,610	$1,555	3.5%
Turnover Rate	10.8%	11.0%	(0.2)%	18.5%	19.7%	(1.2)%
Turnover Rate - TTM	37.3%	N/A		37.3%	N/A

Core NOI:
Rents from single-family properties	$188,881	$181,334	4.2%	$375,075	$360,460	4.1%
Fees from single-family properties	2,597	2,123	22.3%	4,801	4,197	14.4%
Bad debt expense	(1,381)	(1,329)	3.9%	(2,676)	(2,937)	(8.9)%
Core revenues	190,097	182,128	4.4%	377,200	361,720	4.3%

Property tax expense	33,136	31,152	6.4%	65,330	61,862	5.6%
HOA fees, net (1)	4,011	3,746	7.1%	8,450	7,256	16.5%
R&M and turnover costs, net (1)	15,208	14,526	4.7%	28,572	28,404	0.6%
Insurance	1,712	1,520	12.6%	3,373	3,137	7.5%
Property management expenses, net (2)	15,462	14,799	4.5%	30,180	30,062	0.4%
Core property operating expenses	69,529	65,743	5.8%	135,905	130,721	4.0%

Core NOI	$120,568	$116,385	3.6%	$241,295	$230,999	4.5%
Core NOI margin	63.4%	63.9%		64.0%	63.9%

Recurring Capital Expenditures	8,330	7,024	18.6%	14,647	12,927	13.3%
Core NOI After Capital Expenditures	$112,238	$109,361	2.6%	$226,648	$218,072	3.9%

Property Enhancing Capex
Resilient flooring program	$4,466	$2,469		$8,610	$3,753

Per property:
Average Recurring Capital Expenditures	$205	$173	18.6%	$361	$318	13.3%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$580	$531	9.2%	$1,064	$1,018	4.5%

(1)	Presented net of tenant charge-backs.

(2)
Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees. Property management expenses, net for the 2018 period also includes an adjustment for the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Occupancy percentage as of period end	96.3%	96.8%	95.8%	95.8%	96.5%
Average Occupied Days Percentage	95.7%	95.5%	94.7%	95.2%	95.3%
Average Monthly Realized Rent per property	$1,620	$1,600	$1,595	$1,578	$1,562

Average Change in Rent for Renewals	4.0%	4.1%	4.3%	4.0%	3.9%
Average Change in Rent for Re-Leases	6.0%	3.5%	1.5%	4.3%	6.5%
Average Blended Change in Rent	4.7%	3.9%	3.1%	4.1%	4.9%

Core NOI:
Rents from single-family properties	$188,881	$186,194	$183,777	$183,004	$181,334
Fees from single-family properties	2,597	2,204	2,025	2,130	2,123
Bad debt expense	(1,381)	(1,295)	(1,814)	(2,165)	(1,329)
Core revenues	190,097	187,103	183,988	182,969	182,128

Property tax expense	33,136	32,194	31,608	31,526	31,152
HOA fees, net (1)	4,011	4,439	4,291	4,020	3,746
R&M and turnover costs, net (1)	15,208	13,364	12,352	15,682	14,526
Insurance	1,712	1,661	1,674	1,680	1,520
Property management expenses, net (2)	15,462	14,718	14,528	15,392	14,799
Core property operating expenses	69,529	66,376	64,453	68,300	65,743

Core NOI	$120,568	$120,727	$119,535	$114,669	$116,385
Core NOI margin	63.4%	64.5%	65.0%	62.7%	63.9%

Recurring Capital Expenditures	8,330	6,317	6,899	9,351	7,024
Core NOI After Capital Expenditures	$112,238	$114,410	$112,636	$105,318	$109,361

Property Enhancing Capex
Resilient flooring program	$4,466	$4,144	$2,909	$3,381	$2,469

Per property:
Average Recurring Capital Expenditures	$205	$156	$170	$230	$173
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$580	$484	$474	$616	$531

(1)	Presented net of tenant charge-backs.

(2)
Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees. Property management expenses, net for the 2018 period also includes an adjustment for the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 2Q19 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Dallas-Fort Worth, TX	3,509	$161,875	7.6%	3.6%	4.4%	3.9%
Atlanta, GA	3,455	167,404	8.5%	5.2%	7.2%	5.9%
Indianapolis, IN	2,699	152,961	5.5%	3.4%	7.7%	4.8%
Charlotte, NC	2,746	181,621	7.1%	3.3%	4.1%	3.6%
Houston, TX	2,283	166,238	4.5%	3.3%	2.0%	2.8%
Nashville, TN	2,028	207,308	6.4%	3.8%	3.2%	3.6%
Phoenix, AZ	1,939	164,513	4.6%	6.0%	14.0%	8.5%
Cincinnati, OH	1,900	174,343	4.7%	3.8%	5.4%	4.5%
Jacksonville, FL	1,736	158,367	4.0%	4.3%	6.7%	5.2%
Tampa, FL	1,699	188,261	4.1%	3.7%	5.2%	4.3%
Raleigh, NC	1,706	179,560	4.3%	3.3%	5.7%	4.1%
Greater Chicago area, IL and IN	1,688	181,679	4.0%	3.3%	6.9%	4.1%
Columbus, OH	1,614	160,618	4.1%	4.6%	6.6%	5.3%
Orlando, FL	1,287	171,343	3.1%	4.5%	6.9%	5.4%
Salt Lake City, UT	1,042	222,198	3.5%	4.5%	6.8%	5.4%
Las Vegas, NV	941	176,862	2.5%	5.2%	9.7%	6.7%
San Antonio, TX	892	157,197	1.7%	3.2%	2.3%	2.8%
Charleston, SC	819	184,833	2.1%	4.0%	6.1%	4.9%
Savannah/Hilton Head, SC	667	169,772	1.6%	3.4%	5.7%	4.3%
Denver, CO	640	276,825	2.5%	2.8%	7.0%	4.4%
All Other (2)	5,328	175,545	13.6%	4.2%	7.4%	5.4%
Total / Average	40,618	$175,069	100.0%	4.0%	6.0%	4.7%

	Average Occupied Days Percentage			Average Monthly Realized Rent per property
	2Q19 QTD	2Q18 QTD	Change	2Q19 QTD	2Q18 QTD	Change
Dallas-Fort Worth, TX	95.7%	95.2%	0.5%	$1,748	$1,683	3.9%
Atlanta, GA	95.0%	96.0%	(1.0)%	1,589	1,522	4.4%
Indianapolis, IN	95.8%	95.0%	0.8%	1,418	1,374	3.2%
Charlotte, NC	94.6%	94.1%	0.5%	1,592	1,546	3.0%
Houston, TX	94.6%	94.8%	(0.2)%	1,653	1,597	3.5%
Nashville, TN	94.8%	94.3%	0.5%	1,730	1,694	2.1%
Phoenix, AZ	97.0%	96.6%	0.4%	1,416	1,324	6.9%
Cincinnati, OH	95.4%	94.9%	0.5%	1,599	1,547	3.4%
Jacksonville, FL	95.7%	96.7%	(1.0)%	1,554	1,482	4.9%
Tampa, FL	95.2%	95.1%	0.1%	1,728	1,665	3.8%
Raleigh, NC	95.1%	93.7%	1.4%	1,527	1,485	2.8%
Greater Chicago area, IL and IN	97.7%	96.3%	1.4%	1,859	1,815	2.4%
Columbus, OH	96.6%	96.1%	0.5%	1,615	1,549	4.3%
Orlando, FL	96.3%	96.2%	0.1%	1,673	1,596	4.8%
Salt Lake City, UT	97.0%	95.1%	1.9%	1,731	1,666	3.9%
Las Vegas, NV	97.1%	97.5%	(0.4)%	1,560	1,491	4.6%
San Antonio, TX	94.5%	94.5%	—%	1,527	1,493	2.3%
Charleston, SC	96.5%	90.9%	5.6%	1,664	1,623	2.5%
Savannah/Hilton Head, SC	95.6%	94.4%	1.2%	1,530	1,490	2.7%
Denver, CO	95.4%	95.9%	(0.5)%	2,195	2,138	2.7%
All Other (2)	96.0%	95.5%	0.5%	1,566	1,507	3.9%
Total / Average	95.7%	95.3%	0.4%	$1,620	$1,562	3.7%

(1)	Reflected for the three months ended June 30, 2019.

(2)	Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Jun 30, 2019	Dec 31, 2018
	(Unaudited)
Assets
Single-family properties:
Land	$1,727,940	$1,713,496
Buildings and improvements	7,566,498	7,483,600
Single-family properties in operation	9,294,438	9,197,096
Less: accumulated depreciation	(1,316,920)	(1,176,499)
Single-family properties in operation, net	7,977,518	8,020,597
Single-family properties under development and development land	235,508	153,651
Single-family properties held for sale, net	276,581	318,327
Total real estate assets, net	8,489,607	8,492,575
Cash and cash equivalents	119,176	30,284
Restricted cash	165,734	144,930
Rent and other receivables, net	31,988	29,027
Escrow deposits, prepaid expenses and other assets	181,187	146,034
Deferred costs and other intangibles, net	8,986	12,686
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,142,623	$9,001,481

Liabilities
Revolving credit facility	$—	$250,000
Term loan facility, net	—	99,232
Asset-backed securitizations, net	1,953,280	1,961,511
Unsecured senior notes, net	887,777	492,800
Accounts payable and accrued expenses	301,219	219,229
Amounts payable to affiliates	4,824	4,967
Total liabilities	3,147,100	3,027,739

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	2,998	2,960
Class B common shares	6	6
Preferred shares	354	354
Additional paid-in capital	5,784,398	5,732,466
Accumulated deficit	(482,354)	(491,214)
Accumulated other comprehensive income	7,062	7,393
Total shareholders’ equity	5,312,464	5,251,965
Noncontrolling interest	683,059	721,777
Total equity	5,995,523	5,973,742

Total liabilities and equity	$9,142,623	$9,001,481

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Debt Summary as of June 30, 2019
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	3.60%	3.0
Total floating rate debt	—	—	—	—%	—%	0.0

Fixed rate debt:
AH4R 2014-SFR2	488,519	—	488,519	17.0%	4.42%	5.3
AH4R 2014-SFR3	504,119	—	504,119	17.4%	4.40%	5.4
AH4R 2015-SFR1	529,433	—	529,433	18.4%	4.14%	25.8
AH4R 2015-SFR2	459,703	—	459,703	15.9%	4.36%	26.3
2028 unsecured senior notes (4)	—	500,000	500,000	17.4%	4.08%	8.6
2029 unsecured senior notes	—	400,000	400,000	13.9%	4.90%	9.6
Total fixed rate debt	1,981,774	900,000	2,881,774	100.0%	4.36%	13.6

Total Debt	$1,981,774	$900,000	$2,881,774	100.0%	4.36%	13.6

Unamortized discounts and loan costs			(40,717)
Total debt per balance sheet			$2,841,057

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2019	$10,358	0.4%
2020	20,714	0.7%
2021	20,714	0.7%
2022	20,714	0.7%
2023	20,714	0.7%
2024	956,085	33.2%
2025	10,302	0.4%
2026	10,302	0.4%
2027	10,302	0.4%
2028	510,302	17.7%
Thereafter	1,291,267	44.7%
Total	$2,881,774	100.0%

(1)	Interest rates on floating rate debt reflect stated rates as of period end.

(2)	Years to maturity and maturity schedule reflect all debt on a fully extended basis.

(3)
The interest rates shown above reflect the Company’s LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of June 30, 2019.

(4)	The stated interest rate on the 2028 unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
(Amounts in thousands)	2019	2018	2019	2018
Interest expense per income statement	$32,571	$31,978	$64,486	$61,279
Less: noncash interest expense related to acquired debt	—	(937)	—	(1,837)
Interest expense included in Core FFO attributable to common share and unit holders	32,571	31,041	64,486	59,442
Less: amortization of discount, loan costs and cash flow hedge	(1,902)	(1,816)	(3,712)	(3,631)
Add: capitalized interest	2,650	1,363	5,347	3,799
Cash interest	$33,319	$30,588	$66,121	$59,610

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Capital Structure and Credit Metrics as of June 30, 2019
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization

Total Debt		$2,881,774	23.3%

Total preferred shares		883,750	7.2%

Common equity at market value:
Common shares outstanding	300,462,864
Operating partnership units	52,226,980
Total shares and units	352,689,844
NYSE AMH Class A common share closing price at June 30, 2019	$24.31
Market value of common shares and operating partnership units		8,573,890	69.5%

Total Market Capitalization		$12,339,414	100.0%
Preferred Shares

	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		35,350,000		$883,750		$55,124

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDAre	4.7 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDAre	6.6 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.2 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	66.0%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual

Ratio of Indebtedness to Total Assets	<	60.0%	28.0%
Ratio of Secured Debt to Total Assets	<	40.0%	19.2%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	801.6%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.54 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual

Ratio of Total Indebtedness to Total Asset Value	<	60.0%	29.0%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	18.5%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	16.4%
Ratio of EBITDA to Fixed Charges	>	1.75 x	2.90 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	10.72 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Top 20 Markets Summary as of June 30, 2019
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	4,784	9.4%	$177,005	2,159	17.1
Dallas-Fort Worth, TX	4,313	8.5%	164,369	2,116	15.4
Charlotte, NC	3,638	7.1%	191,004	2,089	15.5
Phoenix, AZ	3,091	6.1%	173,955	1,835	15.8
Houston, TX	3,071	6.0%	163,260	2,094	13.5
Indianapolis, IN	2,813	5.5%	152,837	1,931	16.7
Nashville, TN	2,723	5.3%	209,995	2,113	14.7
Jacksonville, FL	2,205	4.3%	173,952	1,939	14.4
Tampa, FL	2,153	4.2%	195,416	1,943	15.0
Raleigh, NC	2,046	4.0%	182,901	1,874	14.6
Columbus, OH	2,005	3.9%	170,641	1,870	17.5
Cincinnati, OH	1,975	3.9%	174,486	1,853	17.0
Greater Chicago area, IL and IN	1,763	3.5%	181,865	1,867	17.8
Orlando, FL	1,685	3.3%	178,619	1,889	17.9
Salt Lake City, UT	1,373	2.7%	243,291	2,169	17.8
San Antonio, TX	1,022	2.0%	160,073	2,020	15.5
Las Vegas, NV	1,021	2.0%	176,504	1,841	16.4
Charleston, SC	1,032	2.0%	194,368	1,954	12.7
Savannah/Hilton Head, SC	856	1.7%	179,099	1,856	12.3
Winston Salem, NC	814	1.6%	154,519	1,748	15.4
All Other (3)	6,587	13.0%	206,275	1,920	15.3
Total / Average	50,970	100.0%	$182,351	1,984	15.7
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	94.8%	$1,600	5.2%	8.1%	6.1%
Dallas-Fort Worth, TX	95.5%	1,760	3.6%	4.4%	3.9%
Charlotte, NC	94.7%	1,589	3.5%	4.7%	3.9%
Phoenix, AZ	95.9%	1,411	5.9%	14.4%	8.5%
Houston, TX	93.8%	1,654	3.4%	2.8%	3.1%
Indianapolis, IN	95.7%	1,428	3.3%	7.8%	4.8%
Nashville, TN	95.1%	1,728	3.9%	3.6%	3.8%
Jacksonville, FL	95.4%	1,559	4.4%	6.6%	5.1%
Tampa, FL	95.3%	1,699	3.6%	5.2%	4.2%
Raleigh, NC	94.9%	1,533	3.3%	6.0%	4.2%
Columbus, OH	96.4%	1,638	4.7%	6.8%	5.4%
Cincinnati, OH	95.4%	1,603	3.8%	5.5%	4.5%
Greater Chicago area, IL and IN	97.7%	1,867	3.3%	6.9%	4.1%
Orlando, FL	96.0%	1,669	4.5%	7.3%	5.5%
Salt Lake City, UT	96.4%	1,747	4.5%	6.9%	5.4%
San Antonio, TX	94.6%	1,547	3.2%	2.6%	3.0%
Las Vegas, NV	96.9%	1,554	5.3%	10.1%	6.9%
Charleston, SC	95.6%	1,687	4.0%	6.4%	4.9%
Savannah/Hilton Head, SC	95.3%	1,556	3.4%	5.9%	4.3%
Winston Salem, NC	96.5%	1,351	4.1%	8.0%	5.7%
All Other (3)	95.1%	1,694	4.2%	7.4%	5.2%
Total / Average	95.4%	$1,626	4.1%	6.3%	4.8%

(1)	Property and leasing information excludes held for sale properties.

(2)	Reflected for the three months ended June 30, 2019.

(3)	Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Property Additions

	2Q19 Additions		YTD 2019 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of properties	Average Total Investment Cost (1)
Atlanta, GA	15	$264,305	71	$239,345
Jacksonville, FL	20	269,244	69	247,362
Nashville, TN	19	275,039	50	274,051
Charlotte, NC	15	318,021	40	273,828
Salt Lake City, UT	5	451,835	38	343,639
Seattle, WA	17	370,936	32	346,864
Tampa, FL	14	237,434	31	231,713
Phoenix, AZ	—	—	29	266,743
Charleston, SC	19	283,630	20	284,364
Denver, CO	3	388,917	19	360,990
Boise, ID	—	—	18	252,407
Savannah/Hilton Head, SC	6	231,590	15	236,276
Orlando, FL	3	238,117	14	235,166
Columbus, OH	7	217,390	13	230,255
Portland, OR	—	—	2	394,636
San Antonio, TX	1	232,600	2	241,236
Austin, TX	—	—	1	222,535
Total/Average	144	$289,227	464	$271,998

(1)	Reflects Estimated Total Investment Cost of traditional channel acquisitions and purchase price, including closing costs, or total internal development costs of newly constructed homes.
Property Dispositions

		2Q19 Dispositions		YTD 2019 Dispositions
Market	Jun 30, 2019 Single-Family Properties Held for Sale	Number of Properties	Average Net Proceeds Per Property	Number of Properties	Average Net Proceeds Per Property
Oklahoma City, OK	276	25	$167,320	93	$155,806
Greater Chicago area, IL and IN	251	19	125,895	32	143,938
Augusta, GA	186	24	173,375	42	167,333
Central Valley, CA	116	10	240,700	30	230,100
Bay Area, CA	105	4	456,500	11	408,727
Atlanta, GA	93	15	195,200	21	192,048
Dallas-Fort Worth, TX	82	9	199,889	11	200,727
Austin, TX	81	19	158,105	32	144,313
Inland Empire, CA	77	10	332,200	14	324,286
Indianapolis, IN	72	3	166,000	5	152,400
Houston, TX	71	8	182,500	14	180,000
Tampa, FL	36	10	229,300	12	222,917
Columbia, SC	28	13	159,385	15	155,933
Orlando, FL	24	10	203,200	10	203,200
Miami, FL	21	3	241,333	4	251,000
Columbus, OH	19	3	214,667	5	223,400
San Antonio, TX	15	3	185,667	3	185,667
Phoenix, AZ	14	6	224,167	10	217,200
Cincinnati, OH	12	2	193,500	6	185,667
Nashville, TN	12	1	236,000	1	236,000
All Other (1)(2)	73	236	188,826	242	190,099
Total/Average	1,664	433	$191,300	613	$188,343

(1)	Represents 18 markets in 11 states.

(2)	Includes the disposition of 215 properties in Corpus Christi, TX. Net proceeds include a $30.7 million note receivable, before a $1.2 million discount.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent

Lease Expirations

	MTM	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Thereafter
Lease expirations	2,379	11,984	8,736	11,369	13,485	1,542

Share Repurchase / ATM Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Quarterly Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds		Avg. Issuance Price Per Share
1Q18	1,804,163	$34,933	$19.36	—	$—		$—
2Q18	—	—	—	—	—	—	—
3Q18	—	—	—	—	—	—	—
4Q18	—	—	—	—	—		—
1Q19	—	—	—	—	—		—
2Q19	—	—	—	—	—		—
Total	1,804,163	34,933	19.36	—	—		—
	Remaining authorization:	$265,067		Remaining authorization:	$500,000

Home Price Appreciation Trends
The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)								HPA Index Change
Market (2)	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Mar 31, 2019
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	165.1	167.7	67.7%
Dallas-Fort Worth, TX (3)	100.0	108.4	115.2	127.6	140.1	153.7	160.7	162.9	62.9%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	157.5	159.6	59.6%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	170.2	171.4	71.4%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	139.7	141.0	41.0%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	142.3	146.6	46.6%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	165.0	170.4	70.4%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	166.7	166.3	66.3%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	173.4	177.5	77.5%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	146.0	149.5	49.5%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	148.9	150.3	50.3%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	136.2	137.0	37.0%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	133.7	134.2	34.2%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	168.6	173.3	73.3%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	158.8	162.9	62.9%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	137.7	142.3	42.3%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	207.9	212.5	112.5%
Charleston, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	175.5	75.5%
Savannah/Hilton Head, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	175.5	75.5%
Winston Salem, NC	100.0	99.7	96.6	105.6	112.7	117.7	125.7	128.3	28.3%
Average									60.2%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through March 31, 2019. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Reflects top 20 markets as of 6/30/2019.

(3)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

(4)	Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent

2019 Guidance
Guidance Summary

No changes have been made to previous Full Year 2019 guidance ranges.

Full Year 2019
Core FFO attributable to common share and unit holders	$1.06 - $1.14

Same-Home
Core revenues growth	3.2% - 4.2%
Core property operating expenses growth	3.5% - 4.5%
Core NOI growth	3.0% - 4.0%
Core NOI After Capital Expenditures growth	2.6% - 3.6%

Reconciliation of Core FFO attributable to common share and unit holders from 2018 to 2019 Guidance Midpoint

Per FFO Share and Unit
2018 Core FFO attributable to common share and unit holders, as previously reported	$1.06
Internal leasing costs (1)	(0.02)
2018 Core FFO attributable to common share and unit holders, as conformed for internal leasing costs	$1.04

Same-Home Core NOI growth	0.05
Non-Same-Home Core NOI growth (2)	0.05
General and administrative expense growth	(0.01)
Interest expense and preferred dividends increase	(0.02)
Share count increase	(0.01)

2019 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.10

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

(2)
Reflects NOI from Non-Same-Home properties including contribution from 2018 and projected 2019 net acquisitions and dispositions. For 2019, we expect to add between $300.0 million and $500.0 million of properties to our portfolio, the timing of which is expected to be more heavily weighted towards the second half of the year.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as rents from single-family properties divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties classified as held for sale.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of shares or units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the three and six months ended June 30, 2019 and 2018 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2019	2018	2019	2018
Core revenues and Same-Home core revenues
Total revenues	$281,860	$264,483	$561,064	$522,487
Tenant charge-backs	(35,303)	(32,917)	(75,255)	(68,724)
Other revenues	(1,946)	(1,601)	(3,456)	(2,942)
Bad debt expense	—	(1,616)	—	(3,616)
Core revenues	244,611	228,349	482,353	447,205
Less: Non-Same-Home core revenues	54,514	46,221	105,153	85,485
Same-Home core revenues	$190,097	$182,128	$377,200	$361,720
Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$104,591	$98,843	$211,275	$199,830
Property management expenses	21,650	18,616	42,359	37,603
Noncash share-based compensation - property management	(346)	(423)	(639)	(800)
Expenses reimbursed by tenant charge-backs	(35,303)	(32,917)	(75,255)	(68,724)
Bad debt expense	—	(1,616)	—	(3,616)
Internal leasing costs (1)	—	1,773	—	3,362
Core property operating expenses	90,592	84,276	177,740	167,655
Less: Non-Same-Home core property operating expenses	21,063	18,533	41,835	36,934
Same-Home core property operating expenses	$69,529	$65,743	$135,905	$130,721

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$40,304	$25,898	$73,395	$47,423
Remeasurement of participating preferred shares	—	—	—	(1,212)
Loss on early extinguishment of debt	659	1,447	659	1,447
Gain on sale of single-family properties and other, net	(13,725)	(3,240)	(19,374)	(5,496)
Depreciation and amortization	82,840	78,319	164,001	157,622
Acquisition fees and costs expensed	970	1,321	1,804	2,632
Noncash share-based compensation - property management	346	423	639	800
Interest expense	32,571	31,978	64,486	61,279
General and administrative expense	10,486	9,677	19,921	18,908
Other expenses	1,514	1,624	2,538	2,451
Other revenues	(1,946)	(1,601)	(3,456)	(2,942)
Internal leasing costs (1)	—	(1,773)	—	(3,362)
Core NOI	154,019	144,073	304,613	279,550
Less: Non-Same-Home Core NOI	33,451	27,688	63,318	48,551
Same-Home Core NOI	120,568	116,385	241,295	230,999
Less: Same-Home recurring capital expenditures	8,330	7,024	14,647	12,927
Same-Home Core NOI After Capital Expenditures	$112,238	$109,361	$226,648	$218,072

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$154,019	$144,073	$304,613	$279,550
Less: Encumbered Core NOI	52,405	51,054	105,029	101,337
Unencumbered Core NOI	$101,614	$93,019	$199,584	$178,213

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Core revenues and Same-Home core revenues
Total revenues	$281,860	$279,204	$270,316	$280,052	$264,483
Tenant charge-backs	(35,303)	(39,952)	(33,917)	(44,152)	(32,917)
Other revenues	(1,946)	(1,510)	(1,373)	(1,865)	(1,601)
Bad debt expense	—	—	(2,367)	(2,749)	(1,616)
Core revenues	244,611	237,742	232,659	231,286	228,349
Less: Non-Same-Home core revenues	54,514	50,639	48,671	48,317	46,221
Same-Home core revenues	$190,097	$187,103	$183,988	$182,969	$182,128

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$104,591	$106,684	$99,475	$113,600	$98,843
Property management expenses	21,650	20,709	18,105	18,865	18,616
Noncash share-based compensation - property management	(346)	(293)	(217)	(341)	(423)
Expenses reimbursed by tenant charge-backs	(35,303)	(39,952)	(33,917)	(44,152)	(32,917)
Bad debt expense	—	—	(2,367)	(2,749)	(1,616)
Internal leasing costs (1)	—	—	2,171	2,451	1,773
Core property operating expenses	90,592	87,148	83,250	87,674	84,276
Less: Non-Same-Home core property operating expenses	21,063	20,772	18,797	19,374	18,533
Same-Home core property operating expenses	$69,529	$66,376	$64,453	$68,300	$65,743

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$40,304	$33,091	$34,734	$30,281	$25,898
Loss on early extinguishment of debt	659	—	—	—	1,447
Gain on sale of single-family properties and other, net	(13,725)	(5,649)	(7,497)	(4,953)	(3,240)
Depreciation and amortization	82,840	81,161	81,123	79,940	78,319
Acquisition fees and costs expensed	970	834	1,538	1,055	1,321
Noncash share-based compensation - property management	346	293	217	341	423
Interest expense	32,571	31,915	30,691	30,930	31,978
General and administrative expense	10,486	9,435	8,402	9,265	9,677
Other expenses	1,514	1,024	3,745	1,069	1,624
Other revenues	(1,946)	(1,510)	(1,373)	(1,865)	(1,601)
Internal leasing costs (1)	—	—	(2,171)	(2,451)	(1,773)
Core NOI	154,019	150,594	149,409	143,612	144,073
Less: Non-Same-Home Core NOI	33,451	29,867	29,874	28,943	27,688
Same-Home Core NOI	120,568	120,727	119,535	114,669	116,385
Less: Same-Home recurring capital expenditures	8,330	6,317	6,899	9,351	7,024
Same-Home Core NOI After Capital Expenditures	$112,238	$114,410	$112,636	$105,318	$109,361

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Jun 30, 2019
Total Debt	$2,881,774
Preferred shares at liquidation value	883,750
Total Debt and preferred shares	3,765,524

Adjusted EBITDAre - TTM	$572,905

Debt and Preferred Shares to Adjusted EBITDAre	6.6 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Jun 30, 2019
Interest expense per income statement	$126,107
Less: noncash interest expense related to acquired debt	(1,466)
Less: amortization of discount, loan costs and cash flow hedge	(7,271)
Add: capitalized interest	8,219
Cash interest	125,589
Dividends on preferred shares	53,569
Fixed charges	179,158

Adjusted EBITDAre - TTM	$572,905

Fixed Charge Coverage	3.2 x

Net Debt to Adjusted EBITDAre

(Amounts in thousands)	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Total Debt	$2,881,774	$2,986,953	$2,842,510	$2,712,688	$2,717,867
Less: cash and cash equivalents	(119,176)	(154,584)	(30,284)	(110,138)	(53,504)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(49,032)	(43,535)	(45,716)	(45,478)	(47,890)
Net debt	$2,687,900	$2,763,168	$2,740,844	$2,531,406	$2,590,807

Adjusted EBITDAre - TTM	$572,905	$564,543	$550,828	$537,221	$522,626

Net Debt to Adjusted EBITDAre	4.7 x	4.9 x	5.0 x	4.7 x	5.0 x

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unencumbered Core NOI Percentage

(Amounts in thousands)	For the Three Months Ended Jun 30, 2019
Unencumbered Core NOI	$101,614
Core NOI	$154,019
Unencumbered Core NOI Percentage	66.0%

EBITDA / EBITDAre / Adjusted EBITDAre / Adjusted EBITDAre after Capex and Leasing Costs / Adjusted EBITDAre Margin / Adjusted EBITDAre after Capex and Leasing Costs Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of shares and units and (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDAre after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. Adjusted EBITDAre after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre after Capex and Leasing Costs divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted EBITDAre after Capex and Leasing Costs, Adjusted EBITDAre Margin and Adjusted EBITDAre after Capex and Leasing Costs Margin for the three and six months ended June 30, 2019 and 2018 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2019	2018	2019	2018
Net income	40,304	25,898	73,395	47,423
Interest expense	32,571	31,978	64,486	61,279
Depreciation and amortization	82,840	78,319	164,001	157,622
EBITDA	$155,715	$136,195	$301,882	$266,324

Net (gain) on sale / impairment of single-family properties and other	(12,796)	(1,704)	(17,941)	(3,260)
Adjustments for unconsolidated joint ventures	747	—	1,301	—
EBITDAre	$143,666	$134,491	$285,242	$263,064

Noncash share-based compensation - general and administrative	923	520	1,582	1,118
Noncash share-based compensation - property management	346	423	639	800
Acquisition fees and costs expensed	970	1,321	1,804	2,632
Loss on early extinguishment of debt	659	1,447	659	1,447
Remeasurement of participating preferred shares	—	—	—	(1,212)
Adjusted EBITDAre	$146,564	$138,202	$289,926	$267,849

Recurring capital expenditures (1)	(10,330)	(8,489)	(18,190)	(15,875)
Leasing costs	(1,130)	(3,111)	(2,129)	(5,834)
Adjusted EBITDAre after Capex and Leasing Costs	$135,104	$126,602	$269,607	$246,140

Total revenues	$281,860	$264,483	$561,064	$522,487
Less: tenant charge-backs	(35,303)	(32,917)	(75,255)	(68,724)
Adjustments for unconsolidated joint ventures	747	—	1,301	—
Bad debt expense	—	(1,616)	—	(3,616)
Total revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$247,304	$229,950	$487,110	$450,147

Adjusted EBITDAre Margin	59.3%	60.1%	59.5%	59.5%

Adjusted EBITDAre after Capex and Leasing Costs Margin	54.6%	55.1%	55.3%	54.7%

(1)
As a portion of our homes are recently developed, acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Net income	$138,410	$124,004	$112,438	$108,237	$97,053
Interest expense	126,107	125,514	122,900	117,956	113,618
Depreciation and amortization	325,064	320,543	318,685	313,393	308,243
EBITDA	589,581	570,061	554,023	539,586	518,914

Net (gain) on sale / impairment of single-family properties and other	(26,769)	(15,677)	(12,088)	(7,210)	(3,413)
Adjustments for unconsolidated joint ventures	1,301	554	—	—	—
EBITDAre	$564,113	$554,938	$541,935	$532,376	$515,501

Noncash share-based compensation - general and administrative	2,539	2,136	2,075	2,255	2,463
Noncash share-based compensation - property management	1,197	1,274	1,358	1,532	1,608
Acquisition fees and costs expensed	4,397	4,748	5,225	4,496	4,747
Hurricane-related charges, net	—	—	—	(2,173)	7,963
Loss on early extinguishment of debt	659	1,447	1,447	1,447	1,447
Remeasurement of participating preferred shares	—	—	(1,212)	(2,712)	(11,103)
Adjusted EBITDAre	$572,905	$564,543	$550,828	$537,221	$522,626

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional Broker and Trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (5) gain or loss on early extinguishment of debt, (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, and (7) the allocation of income to our participating preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Historical FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
The following reconciliations of previously reported net income (loss) attributable to common shareholders to FFO / Core FFO / Adjusted FFO attributable to common share and unit holders include conforming adjustments for the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

	For the Year Ended	For the Three Months Ended
	Dec 31, 2018	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Net income (loss) attributable to common shareholders	$23,472	$17,632	$15,177	$(15,151)	$5,814
Adjustments:
Noncontrolling interests in the Operating Partnership	4,424	3,320	2,881	(2,902)	1,125
Net (gain) on sale / impairment of single-family properties and other	(12,088)	(4,435)	(4,393)	(1,704)	(1,556)
Depreciation and amortization	318,685	81,123	79,940	78,319	79,303
Less: depreciation and amortization of non-real estate assets	(7,352)	(1,890)	(1,845)	(1,787)	(1,830)
FFO attributable to common share and unit holders	$327,141	$95,750	$91,760	$56,775	$82,856
Adjustments:
Internal leasing costs (1)	(7,984)	(2,171)	(2,451)	(1,773)	(1,589)
Acquisition fees and costs expensed	5,225	1,538	1,055	1,321	1,311
Noncash share-based compensation - general and administrative	2,075	466	491	520	598
Noncash share-based compensation - property management	1,358	217	341	423	377
Noncash interest expense related to acquired debt	3,303	493	973	937	900
Loss on early extinguishment of debt	1,447	—	—	1,447	—
Remeasurement of participating preferred shares	(1,212)	—	—	—	(1,212)
Redemption of participating preferred shares	32,215	—	—	32,215	—
Core FFO attributable to common share and unit holders	$363,568	$96,293	$92,169	$91,865	$83,241
Recurring capital expenditures	(35,888)	(8,546)	(11,467)	(8,489)	(7,386)
Leasing costs	(12,603)	(3,047)	(3,722)	(3,111)	(2,723)
Internal leasing costs (1)	7,984	2,171	2,451	1,773	1,589
Adjusted FFO attributable to common share and unit holders	$323,061	$86,871	$79,431	$82,038	$74,721

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.94	$0.27	$0.26	$0.16	$0.24
Core FFO attributable to common share and unit holders	$1.04	$0.27	$0.26	$0.26	$0.24
Adjusted FFO attributable to common share and unit holders	$0.92	$0.25	$0.23	$0.23	$0.22

Weighted-average FFO shares and units:
Common shares outstanding	293,640,500	296,559,183	296,214,509	295,462,572	286,183,429
Share-based compensation plan	627,830	508,028	753,140	587,270	544,434
Operating partnership units	55,350,062	55,349,791	55,350,153	55,350,153	55,350,153
Total weighted-average FFO shares and units	349,618,392	352,417,002	352,317,802	351,399,995	342,078,016

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
(amounts in thousands)	2019	2018	2019	2018
Property management expenses	$21,650	$18,616	$42,359	$37,603
Less: tenant charge-backs	(1,230)	(1,205)	(2,592)	(2,378)
Less: noncash share-based compensation - property management	(346)	(423)	(639)	(800)
Add: internal leasing costs (1)	—	1,773	—	3,362
Property management expenses, net	20,074	18,761	39,128	37,787

General and administrative expense	10,486	9,677	19,921	18,908
Less: noncash share-based compensation - general and administrative	(923)	(520)	(1,582)	(1,118)
General and administrative expense, net	9,563	9,157	18,339	17,790

Leasing costs	1,130	3,111	2,129	5,834
Less: internal leasing costs (1)	—	(1,773)	—	(3,362)
Leasing costs, net	$1,130	$1,338	$2,129	$2,472

Platform costs	$30,767	$29,256	$59,596	$58,049

Total revenues	$281,860	$264,483	$561,064	$522,487
Less: tenant charge-backs	(35,303)	(32,917)	(75,255)	(68,724)
Less: other revenues	(1,946)	(1,601)	(3,456)	(2,942)
Less: bad debt expense	—	(1,616)	—	(3,616)
Total portfolio rents and fees	$244,611	$228,349	$482,353	$447,205

Platform Efficiency Percentage	12.6%	12.8%	12.4%	13.0%

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, recurring capital expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants on the 2028 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports, and the 2029 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the Second Supplemental Indenture dated as of January 23, 2019, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017, which have been filed as exhibits to the Company’s SEC reports.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the SEC.

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Operating Officer

Christopher C. Lau	Sara H. Vogt-Lowell
Chief Financial Officer	Chief Legal Officer

Bryan Smith	Stephanie G. Heim
Executive Vice President - President of Property Management	Executive Vice President - Counsel & Assistant Secretary

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

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Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley FBR, Inc.	Bank of America Merrill Lynch	BTIG	Citi
Alex Rygiel	Jeff Spector	Ryan Gilbert	Michael Bilerman
arygiel@brileyfbr.com	jeff.spector@baml.com	rgilbert@btig.com	michael.bilerman@citi.com

Credit Suisse	Evercore ISI	Green Street Advisors	JMP Securities
Douglas Harter	Steve Sakwa	John Pawlowski	Aaron Hecht
douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	jpawlowski@greenst.com	ahecht@jmpsecurities.com

JP Morgan Securities	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.	Morgan Stanley
Anthony Paolone	Jade Rahmani	Haendel St. Juste	Richard Hill
anthony.paolone@jpmorgan.com	jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com

Raymond James & Associates, Inc.	Robert W. Baird & Co.	Wells Fargo Securities	Zelman & Associates
Buck Horne	Andrew Babin	Jeff Donnelly	Dennis McGill
buck.horne@raymondjames.com	dbabin@rwbaird.com	jeff.donnelly@wellsfargo.com	dennis@zelmanassociates.com

(1)
The sell-side analysts listed above follow American Homes 4 Rent (“AMH”). Any opinions, estimates or forecasts regarding AMH’s performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.